                                                                     EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


      This Registration Rights Agreement (the "AGREEMENT"), dated as of December 3, 1997, is entered into by and among Integrated Silicon Solution, Inc., a Delaware corporation (the "COMPANY"), and the shareholders listed on the signature pages hereto (collectively, the "SHAREHOLDERS").

                                 R E C I T A L S

      A. Pursuant to the merger (the "MERGER") of NexCom Technology, Inc., a California corporation ("NEXCOM"), with and into the Company as contemplated by that certain Agreement and Plan of Reorganization dated as of November 5, 1997 (the "REORGANIZATION AGREEMENT") the Shareholders will be issued up to an aggregate of 772,693 shares of the Company's Common Stock (the "SHARES").

      B. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Reorganization Agreement.

      C. The Shareholders and the Company desire that the transactions contemplated by the Reorganization Agreement be consummated.

      NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

      1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "COMMON STOCK" shall mean the common stock of the Company.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "HOLDER" shall mean any holder of outstanding Registrable Securities.

         The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRABLE SECURITIES" shall mean the Shares issued to the Shareholders in the Merger; provided, however, that Registrable Securities shall not include (a) any shares of Common Stock which have previously been sold to the public, or (b) any Shares which may be sold by a Holder pursuant to

Rule 144 under the Securities Act within any three (3) month period if such securities then held by such Holder constitute less than one percent (1%) of the Company's then outstanding equity securities.

         "REGISTRATION EXPENSES" shall mean all expenses (excluding underwriting discounts and selling commissions) incurred in connection with a registration under Section 5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the reasonable fees and expenses (not to exceed $10,000) of one counsel for the Shareholders.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any other expenses which are not Registration Expenses.

      2. Restrictions on Transferability. The Shares shall not be transferred except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act. Each Shareholder will cause any proposed transferee of Shares held by that Shareholder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement.

      3. Restrictive Legend. Each certificate representing (i) the Shares, and
(ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION.

         Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 4(i) or the "no-action" letter referred to in Section 4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or "no-action" letter shall be required.

      4. Notice of Proposed Transfers. The holder of each certificate representing Shares by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Shares (other than under circumstances described in Section 5 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either (i) a written opinion of legal counsel to the holder who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Shares transferred as above provided shall bear the restrictive legend set forth in Section 3 above.

      5. Requested Registration.

         (a) Request for Registration. The Company will use its diligent best efforts to file a registration statement on Form S-3 with respect to the Registrable Securities within ten (10) days following the closing of the Merger so as to permit the sale of all of the Registrable Securities; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 5:

                           (i) In any particular jurisdiction in which the
                  Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

                           (ii) After the Company has effected one (1) such
                  registration pursuant to this Section 5(a) and such registration has been declared or ordered effective and remained effective until the second anniversary of the Closing Date (as defined in the Reorganization Agreement) of the Merger.

                  The Holders acknowledge that the Company shall have no obligation to participate in any underwriting with respect to the Registrable Securities, and that the distribution will not be made pursuant to an underwriting.

         6. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

         7. Registration Procedures. The Company will keep each Holder advised as to the initiation of such registration and as to the completion thereof. At its expense, the Company will (a) keep such registration effective until the first anniversary of the Closing of the Merger, and (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         8.       Indemnification.

                  (a) The Company will indemnify each Holder against all claims, losses, damages and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act including any rule or regulation thereunder applicable to the Company relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by such Holder for use therein.

                  (b) Each Holder will indemnify the Company, each of its directors, officers and agents and each person who controls the Company within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company and such Holders, directors, officers, agents, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating of defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder for use therein.

                  (c) Each party entitled to indemnification under this Section 8 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnified Party is prejudiced thereby. No Indemnifying Party in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties.

                  (d) The obligations of the Company and Holders under this
Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         9. Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. If a Holder does not provide all such information within seven (7) days following the Company's receipt of the request from the Initiating Holders, the Company shall have no obligation to register the Registrable Securities held by such holder, and such Holder's rights hereunder shall terminate.

         10. No Transfer of Registration Rights. The rights to cause the Company to register Shareholder's securities granted to Shareholder by the Company hereunder may not be transferred or assigned without the prior written consent of the Company.

         11. Governing Law. This Agreement and the legal relations among the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

         12. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.



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

         13. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Shareholder, at the address set forth on Exhibit A attached hereto, or at such other address as the Shareholder shall have furnished to the other parties hereto in writing, or (b) if to any other holder of any securities, at such address as such holder shall have furnished the other parties hereto in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, at the address of its principal offices set forth on the signature page of this Agreement, or at such other address as the Company shall have furnished to the other parties hereto in writing.

         14. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         15. Amendments. Any provision of this Agreement may be amended, waived or modified upon the written consent of (i) the Company, and (ii) the Shareholders who then hold at least fifty percent (50%) of the Registrable Securities then held by persons entitled to registration rights hereunder, provided further, any such amendment, waiver or modification applies by its terms to each applicable Shareholder and, provided further, that a Shareholder may waive any of such Holder's rights or the Company's obligations hereunder without obtaining the consent of any other Shareholder.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.



                                   INTEGRATED SILICON SOLUTION, INC.


                                   By: /s/ LOU YANG
                                       -----------------------------------------
                                   Title: Vice President, Business Development
                                       -----------------------------------------

                                   Address:   2231 Lawson Lane
                                              Santa Clara, California 95054-3311

                                   SHAREHOLDERS


                                   /s/ NAGESH CHALLA
                                   ---------------------------------------------
                                   Nagesh Challa

                                   Address:  12300 Fredricksburg Ct.
                                             Saratoga, CA  95070



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


                                    BHAVNA CHALLA 1996 TRUST U/T/A DATED
                                         MAY 1, 1996



                                    By:
                                       ---------------------------------

                                    Address:  c/o Jagannath Chirravuri
                                              52 Ledgetree Road
                                              Medfield, MA  02052



                                    SUEHA CHALLA 1996 TRUST U/T/A DATED
                                         MAY 1, 1996



                                    By:
                                       ---------------------------------


                                    Address:  c/o Jagannath Chirravuri
                                              52 Ledgetree Road
                                              Medfield, MA  02052




                                    Steven K. Fong

                                    Address:  1673 Lederer Circle
                                              San Jose, CA  95131



                                    CATHERINE ANNE GANNAGE 1996 TRUST
                                         U/T/A DATED JULY 9, 1996



                                    By:
                                       ---------------------------------


                                    Address:  c/o George Smine
                                              2321 Scott Street, Apt. 9
                                              San Francisco, CA  94115


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




                                    /s/ MICHAEL GANNAGE
                                    ------------------------------------
                                    Michael Gannage

                                    Address:  2735 Bonnie Drive
                                              Santa Clara, CA  95051


                                    SIMONE E. GANNAGE 1996 TRUST U/T/A
                                          DATED JULY 9, 1996



                                    By:
                                    ---------------------------------


                                    Address:  c/o George Smine
                                              2321 Scott Street, Apt. 9
                                              San Francisco, CA  94115




                                    ------------------------------------
                                    Zimmer S. Jan

                                    Address:  865 Los Positos Drive
                                              Milpitas, CA  95035




                                    ------------------------------------
                                    Robert M. Kellert

                                    Address:  1322 Sioux Court
                                              Fremont, CA  94539




                                    ------------------------------------
                                    John Kondo

                                    Address:  20422 San Gabriel Valley Drive
                                              Walnut, CA  91789-1012

                                    ------------------------------------
                                    Phuong Le

                                    Address:  515K Central Avenue
                                              Mountain View, CA  94043




                                    ------------------------------------
                                    Ping-Chen Liu

                                    Address:  5437 Twilight Common
                                              Fremont, CA  94555


                                    ------------------------------------
                                    Binh T. Ly

                                    Address:  1142 Matterhorn Drive
                                              San Jose, CA  95132



                                    ------------------------------------
                                    Rao V. Musunuri

                                    Address:  2027 Pollen Court
                                              San Jose, CA  95131




                                    ------------------------------------
                                    Sudhakara Musunuri

                                    Address:  2027 Pollen Court
                                              San Jose, CA  95131




                                    ------------------------------------
                                    Anthony Nassar

                                    Address:  475 Rowland Blvd.
                                              Novato, CA  94947

                                    ------------------------------------
                                    Philip Y. Pan

                                    Address:  44531 Kadi Court
                                              Fremont, CA  94539


                                    ------------------------------------
                                    Kola Nirmal Ratnakumar

                                    Address:  1048 Harlan Drive
                                              San Jose, CA  95129


                                    ------------------------------------
                                    Charles Sutcliffe

                                    Address:  15474 Via Vaquero
                                              Monte Sereno, CA  95030




                                    ------------------------------------
                                    Martin Zimmerman, Jr.

                                    Address:  10165 McLaren Place
                                              Cupertino, CA  95014




                                    ------------------------------------
                                    Nooruddin Alamgir

                                    Address:  2290 Zoria Circle
                                              San Jose, CA  95131




                                    ------------------------------------
                                    Curt Martin Allred

                                    Address:  10198 Peninsula Avenue
                                              Cupertino, CA  95014

                                    ------------------------------------
                                    Asim Aslam Bajwa

                                    Address:  4955 Fontanelle Place
                                              San Jose, CA  95111




                                    ------------------------------------
                                    Robert N. Blair

                                    Address:  7197 Indian Valley Court
                                              San Jose, CA  95139




                                    ------------------------------------
                                    Aikwo Eric Chen

                                    Address:  5972 Friar Way
                                              San Jose, CA  95129




                                    ------------------------------------
                                    Hui Chen

                                    Address:  4205 Mowry Avenue, #44
                                              Fremont, CA  94538



                                    ------------------------------------
                                    Toan D. Do

                                    Address:  33283 Sunriver Common
                                              Fremont, CA  94555




                                    ------------------------------------
                                    Gene M. Frost

                                    Address:  5845 Valley Drive
                                              Fulton, CA  95018

                                    ------------------------------------
                                    Rao Gattupalli

                                    Address:  2808 Cozumel Circle
                                              Santa Clara, CA  95051




                                    ------------------------------------
                                    Robin Jigour

                                    Address:  1435 Ranch Court
                                              San Jose, CA  95132




                                    ------------------------------------
                                    Jerry B. Kirby

                                    Address:  671 Manresa Lane
                                              Los Altos, CA  94022



                                    ------------------------------------
                                    Koji Kondo

                                    Address:  20-18-3 Chome, Honda
                                              Kokubunji-Shi, Tokyo
                                              Japan Postal Code 185




                                    ------------------------------------
                                    Tan-Le

                                    Address:  651 Grand Fir Avenue, #2
                                              Sunnyvale, CA  94086

                                    ------------------------------------
                                    Michael Chi Li

                                    Address:  3311 Wyndham Drive
                                              Fremont, CA  94536


                                    THE MARINI FAMILY TRUST DTD 4/25/97



                                    By:
                                       ---------------------------------

                                    Address:  c/o Giacomo Marini
                                              1035 Trinity Drive
                                              Menlo Park, CA  94025




                                    ------------------------------------
                                    Huy Nguyen

                                    Address:  1118 Chen Street
                                              San Jose, CA  95131




                                    ------------------------------------
                                    Michael L. Platt

                                    Address:  2310 Juniper Avenue
                                              Boulder, CO  80304




                                    ------------------------------------
                                    Yunchen Qiu

                                    Address:  28 Muirfield Court
                                              San Jose, CA  95116

                                    ------------------------------------
                                    Seshadri Ramaswami

                                    Address:  14690 Horseshoe Drive
                                              Saratoga, CA  95070




                                    ------------------------------------
                                    John J. Santillan

                                    Address:  6500 Church Street
                                              Gilroy, CA  95020




                                    ------------------------------------
                                    Karl Schuh

                                    Address:  405 Esmeralda Drive
                                              Santa Cruz, CA  95060-1650




                                    ------------------------------------
                                    Donna Shelton

                                    Address:  2217 Annapolis Drive
                                              Fremont, CA  94539




                                    ------------------------------------
                                    Hideyuki Tanigami

                                    Address:  c/o Marubun USA Corp.
                                              3000 Sand Hill Road
                                              Bldg. 1-145
                                              Menlo Park, CA  94025

                                    ------------------------------------
                                    Charles Tracy

                                    Address:  3412 Norton Avenue
                                              Modesto, CA 95350


                                    ------------------------------------
                                    Bill K. Tsuchida

                                    Address:  1658 Martin Avenue
                                              Sunnyvale, CA  94087




                                    ------------------------------------
                                    Chris Van Genderen

                                    Address:  5627 Keymar Drive
                                              San Jose, CA  95123




                                    ------------------------------------
                                    Luyen Vu

                                    Address:  830 Alcosta Drive
                                              Milpitas, CA  95035




                                    ------------------------------------
                                    David K. Wong

                                    Address:  1166 Happy Valley Avenue
                                              San Jose, CA  95129

                                    ------------------------------------
                                    Timmy Wong

                                    Address:  4821 Fair Avenue
                                              Oakland, CA  94619




                                    ------------------------------------
                                    Steven G. Wright

                                    Address:  4271 N. 1st Street, #72
                                              San Jose, CA  95134